Exhibit 99.1

FOR RELEASE:	IMMEDIATELY	CONTACT:	JAMES E. HURLBUTT
847-446-7500

     STEPAN REPORTS HIGHER EARNINGS, ANNOUNCES 14 PERCENT DIVIDEND INCREASE AND SPLITS COMMON STOCK, TWO-FOR-ONE

NORTHFIELD, Illinois, October 24, 2012 -- Stepan Company (NYSE: SCL) today reported third quarter and year-to-date results for the period ended September 30, 2012.

  Net income rose 6 percent to $20.2 million, $1.78 per diluted share, compared to $19.2 million, or $1.70 per diluted share, in the year ago quarter. Year-to-date net income rose 9 percent to $64.0 million, $5.63 per diluted share, compared to $58.8 million, or $5.25 per diluted share, a year ago.
  Net income, excluding deferred compensation plan expense, rose 11 percent to $20.6 million, $1.82 per diluted share, compared to $18.6 million, or $1.65 per diluted share, in the year ago quarter. Year-to-date net income, excluding deferred compensation plan expense, rose 16 percent to $66.8 million, $5.88 per diluted share, compared to $57.5 million, or $5.14 per diluted share a year ago.
  Net sales for the quarter declined 12 percent to $441.0 million. Sales volume declined 3 percent. Lower selling prices resulting from lower raw material costs accounted for a 6 percent decrease in sales, while foreign translation reduced sales by 3 percent.
  The dividend on common stock was increased 14 percent to an annual rate of $1.28 per common share. This marks the forty-fifth consecutive annual dividend increase.
  The Board of Directors declared a two-for-one stock split on its common stock in the form of a 100 percent stock dividend. The annual dividend rate after the split will be $0.64 per common share.

SUMMARY
		Three Months Ended		Nine Months Ended
		September 30			September 30

($ in thousands, except			%			%
per share amounts)	2012	2011	Change	2012	2011	Change

Net Sales	$ 440,978	$ 499,335	- 12	$1,376,478	$1,398,922	- 2

Net Income	$20,230	$19,169	+ 6	$63,957	$58,797	+ 9

Net Income Excluding
Deferred Compensation*	$20,630	$18,626	+ 11	$66,825	$57,530	+ 16

Earnings per Diluted Share	$1.78	$1.70	+ 5	$5.63	$5.25	+ 7

Earnings per Diluted Share
Excluding Deferred
Compensation	$1.82	$1.65	+ 10	$5.88	$5.14	+ 14

* See Table II for a discussion of deferred compensation plan accounting.

SEGMENT RESULTS

		Three Months Ended		Nine Months Ended
		September 30			September 30

($ in thousands)			%			%
	2012	2011	Change	2012	2011	Change

Net Sales
Surfactants	$313,076	$361,874	- 13	$995,346	$1,030,526	- 3
Polymers	110,171	120,061	- 8	320,843	327,314	- 2
Specialty Products	17,731	17,400	+ 2	60,289	41,082	+ 47
Total Net Sales	$440,978	$499,335	- 12	$1,376,478	$1,398,922	- 2

PERCENTAGE CHANGE IN NET SALES

		Three Months Ended		Nine Months Ended
		September 30		September 30
Volume		-3%		+2%
Selling Price		-6%		-1%
Foreign Translation		-3%		-3%

Total		-12%		-2%

The decline in selling prices was attributable to lower commodity raw material costs. The effect of foreign translation on sales was largely due to the weakening of the Euro versus the U.S. dollar.

Gross profit increased by 11 percent to $71.3 million versus $64.1 million a year ago. All three segments delivered improved earnings despite the overall 3 percent decline in volume brought about by weaker commodity surfactant volume and weaker polymer sales of polyol used in insulation and phthalic anhydride used as a plasticizer in automotive, housing and boating industries.

  Surfactant gross profit grew by 9 percent to $46.1 million, overcoming a 2 percent decline in volume. The volume decline was primarily among commodity surfactants due to lower usage levels, competitive pressures and the weak economy. Higher value-added surfactant used in household and industrial cleaning products, as well as agricultural products, posted higher sales volumes. The improved product mix, declining raw material costs and profit growth in Brazil contributed to the improved surfactant earnings. The startup of our new surfactant plant in Singapore has been delayed resulting in higher operating costs. We now expect the plant to be operational during the fourth quarter of 2012.
  Polymer gross profit increased by 19 percent to $20.5 million, overcoming a 4 percent decline in sales volume on improved product mix and lower raw material costs. The favorable product mix included a urethane system sold for use as insulating foam on an aircraft carrier. Volumes declined in both phthalic anhydride and polyol due to the slowing economy as demand weakened as the quarter progressed. Stepan’s polyol used primarily in rigid foam roof insulation experienced a 3 percent decline in volume, but posted slightly higher profits. Given lower anticipated demand, the Company reduced its phthalic anhydride manufacturing capacity by shutting down its oldest fully depreciated reactor. The remaining capacity is more than adequate to meet projected sales demand, as well as, the Company’s internal needs as a raw material in the production of polyol.
  Specialty Products gross profit grew by 6 percent to $5.6 million on favorable sales mix of higher margin nutritional supplements.

OPERATING EXPENSES

	Three Months Ended			Nine Months Ended
		September 30			September 30

($ in thousands)			%			%
	2012	2011	Change	2012	2011	Change

Selling	$12,128	$10,885	+11	$ 38,764	$33,886	+ 14
Administrative – General	13,084	11,711	+ 12	39,166	35,974	+ 9
Administrative – Deferred
Compensation*	1,305	(2,002)	NM	6,261	(2,711)	NM
Research, development
and technical service	10,845	10,083	+ 8	33,130	30,970	+ 7

Total	$37,362	$30,677	+ 22	$117,321	$98,119	+ 20

* See Table II for a discussion of deferred compensation plan accounting.

Excluding the deferred compensation plan expense, operating expenses rose 10 percent for the quarter and year-to-date. The increased selling and administrative-general expense related primarily to planned headcount additions to support global growth initiatives, coupled with routine wage increases. The Lipid Nutrition product line, acquired in 2011, accounted for $0.3 million of the quarterly increase and $3.1 million of the year-to-date operating expense increase, primarily within selling expense.

BALANCE SHEET
The Company’s net debt levels decreased by		$17.3 million for the quarter			and
decreased $6.9 million for the first nine months.

($ in millions)	9/30/12	6/30/12	3/31/12	12/31/11
Net Debt
Total Debt	$ 188.2	$ 195.3	$ 201.0	$ 199.5
Cash	79.7	69.5	64.6	84.1

Net Debt	$ 108.5	$ 125.8	$ 136.4	$ 115.4
Equity	467.8	443.2	434.7	405.5

Net Debt + Equity	$ 576.3	$ 569.0	$ 571.1	$ 520.9

Net Debt / (Net Debt + Equity)	18.8%	22.1%	23.9%	22.2%

The health of the Company’s balance sheet remains strong and will allow us to invest in growth opportunities. Capital expenditures were $20.1 million during the quarter and $60.9 million for the first nine months of 2012.

DIVIDEND INCREASE AND TWO-FOR-ONE COMMON STOCK SPLIT

On October 23, 2012 the Board of Directors of Stepan Company declared a 14 percent increase in the Company’s quarterly cash dividend on its common stock to thirty-two cents ($0.32) per share (pre split). The new quarterly dividend is payable on December 14, 2012, to stockholders of record on November 30, 2012. The increase brings the annual dividend rate to one dollar and twenty-eight cents ($1.28) per share (pre split) and marks the forty-fifth consecutive year in which the quarterly dividend rate on its common stock has been increased.

The Board of Directors also declared a two-for-one (2-for-1) stock split on its common stock in the form of a 100 percent stock dividend, payable on December 14, 2012, to stockholders of record on November 30, 2012. Concurrent with payment of the 100 percent stock dividend, the adjusted quarterly cash dividend rate on the common stock will be $0.16 per share, or $0.64 per share annually. The Company’s preferred stock, which is convertible into 1.14175 shares of common stock, will become convertible at a rate of 2.2835 shares of common stock after the 2-for-1 common stock split.

The Board of Directors also declared a quarterly cash dividend on its five and one half (5.5) percent convertible preferred stock, at the quarterly dividend rate of $0.34375 per share, or at the annual rate of $1.375 per share. The dividend is payable on November 30, 2012, to preferred stockholders of record on November 15, 2012.

The Board of Directors also declared a quarterly cash dividend on its five and one half (5.5) percent convertible preferred stock, at the quarterly dividend rate of $0.34375 per share, or at the annual rate of $1.375 per share. The dividend is payable on February 28, 2013, to preferred stockholders of record on February 15, 2013.

OUTLOOK

We expect to deliver solid earnings growth in 2012. Net Income, excluding deferred compensation is up 16% for the first nine months. While the economy has created a more challenging environment, we remain committed to our strategy to globalize our business and improve our product mix to deliver future earnings growth.

Our surfactant business is more recession resistant and should deliver record full year earnings on greater functional and household and industrial sales. Brazil will continue to deliver earnings growth. Our polymer business should also deliver record earnings despite the slowing economy.

CONFERENCE CALL

Stepan Company will host a conference call to discuss the third quarter results at 2:00 p.m. Eastern Daylight Time on October 24, 2012. To listen to a live webcast of this call, please go to our Internet website at: www.stepan.com, click on investor relations, next click on conference calls and follow the directions on the screen.

Stepan Company, headquartered in Northfield, Illinois, is a leading producer of specialty and intermediate chemicals used in household, industrial, personal care, agricultural, food and insulation related products. The common and the convertible preferred stocks are traded on the New York and Chicago Stock Exchanges under the symbols SCL and SCLPR.

* * * * * table follows

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Stepan Company’s Form 10-K, Form 8-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to), prospects for our foreign operations, foreign currency fluctuations, certain global and regional economic conditions, the probability of future acquisitions and the uncertainties related to the integration of acquired businesses, the probability of new products, the loss of one or more key customer or supplier relationships, the costs and other effects of governmental regulation and legal and administrative proceedings, and general economic conditions. These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

						Table I

STEPAN COMPANY
Statements of Income
For the Three and Nine Months Ended September 30, 2012 and 2011
(Unaudited – 000’s Omitted)

	Three Months Ended				Nine Months Ended
	September 30				September 30

			%				%
	2012	2011	Change		2012	2011	Change

Net Sales	$440,978	$499,335	-	12	$1,376,478	$1,398,922	-	2
Cost of Sales	369,725	435,255	-	15	1,155,045	1,203,471	-	4
Gross Profit	71,253	64,080	+	11	221,433	195,451	+	13

Operating Expenses:
Selling	12,128	10,885	+	11	38,764	33,886	+	14
Administrative	14,389	9,709	+	48	45,427	33,263	+	37
Research, development
and technical services	10,845	10,083	+	8	33,130	30,970	+	7
	37,362	30,677	+	22	117,321	98,119	+	20

Operating Income	33,891	33,403	+	1	104,112	97,332	+	7
Other Income (Expense):
Interest, net	(2,684)	(2,256)	+	19	(7,374)	(6,513)	+	13
Loss from equity in joint ventures	(1,376)	(890)	+	55	(3,817)	(2,660)	+	43
Other, net	404	(2,028)	NM		1,552	(1,463)	NM

	(3,656)	(5,174)	-	29	(9,639)	(10,636)	-	9

Income before Income Taxes	30,235	28,229	+	7	94,473	86,696	+	9
Provision for Income Taxes	9,916	8,998	+	10	30,279	27,643	+	10
Net Income	20,319	19,231	+	6	64,194	59,053	+	9

Net Income Attributable to the
Noncontrolling Interests	(89)	(62)	+	44	(237)	(256)	-	7

Net Income Attributable to
Stepan Company	$20,230	$19,169	+	6	$63,957	$58,797	+	9

Net Income Per Common Share
Attributable to Stepan Company
Basic	$1.90	$1.83	+	4	$6.01	$5.63	+	7
Diluted	$1.78	$1.70	+	5	$5.63	$5.25	+	7

Shares Used to Compute Net
Income Per Common Share
Attributable to Stepan Company
Basic	10,581	10,365	+	2	10,553	10,345	+	2
Diluted	11,368	11,248	+	1	11,354	11,199	+	1

Table II

Deferred Compensation Plan

The full effect of the deferred compensation plan on quarterly pretax income was $0.6 million of expense versus income of $0.9 million last year. The accounting for the deferred compensation plan results in income when the price of Stepan Company common stock or mutual funds held in the plan fall and expense when they rise. The Company also recognizes the change in value of mutual funds as investment income or loss. The deferred compensation plan income statement impact is summarized below:

2012			2011		2010

9/30	6/30	12/31	9/30	6/30	12/31

$96.12	$94.18		$80.16 $67.18	$70.90	$76.27

		Three Months Ended				Nine Months Ended
				September 30		September 30

($ in thousands)			2012	2011		2012	2011

Deferred Compensation
Administrative (Expense) Income			$(1,305)	$2,002		$(6,261)	$2,711
Other, net – Mutual Fund Gain (Loss)			660	(1,126)		1,636	(667)

Total Pretax			$(645)	$876		$(4,625)	$2,044

Total After Tax			$(400)	$543		$(2,868)	$1,267

Reconciliation of non-GAAP net income:

		Three Months Ended				Nine Months Ended
				September 30		September 30

($ in thousands)			2012	2011		2012	2011

Net income excluding deferred
compensation			$20,630	$18,626		$66,825	$57,530
Deferred compensation plan (expense)
income			(400)	543		(2,868)	1,267

Net income as reported			$20,230	$19,169		$63,957	$58,797

Reconciliation of non-GAAP EPS:

		Three Months Ended				Nine Months Ended
				September 30		September 30

			2012	2011		2012	2011

Earnings per diluted share excluding
deferred compensation			$1.82	$1.65		$5.88	$5.14
Deferred compensation plan (expense)
income			(0.04)	0.05		(0.25)	0.11

Earnings per diluted share			$1.78	$1.70		$5.63	$5.25

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, neither a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Table III

Effects of Foreign Currency Translation

The Company’s foreign subsidiaries transact business and report financial results in their respective local currencies. As a result, foreign subsidiary income statements are translated into U.S. dollars at average foreign exchange rates appropriate for the reporting period. Because foreign exchange rates fluctuate against the U.S. dollar over time, foreign currency translation affects period-to-period comparisons of financial statement items (i.e. because foreign exchange rates fluctuate, similar period-to-period local currency results for a foreign subsidiary may translate into different U.S. dollar results). For the third quarter and the nine months of 2012, the U.S. dollar was stronger against almost all the foreign currencies in the locations where the Company does business, when compared to the exchange rates for the third quarter and nine months of 2011. Consequently, reported net sales, expense and income amounts for 2012 were lower than they would have been had the foreign currency exchange rates remained constant with the rates for 2011. Below is a table that presents the effect that foreign currency translation had on the quarter-over-quarter and year-over-year changes in consolidated net sales and various income line items for the three and nine month periods ending September 30, 2012:

				Decrease Due
	Three Months		Increase	to Foreign
($ in millions)	Ended September 30		(Decrease)	Translation
	2012	2011
Net Sales	$441.0	$499.3	$(58.3)	$(14.9)
Gross Profit	71.3	64.1	7.2	(1.9)
Operating Income	33.9	33.4	0.5	(0.9)
Pretax Income	30.2	28.2	2.0	(0.9)

				Decrease Due
	Nine Months		Increase	to Foreign
($ in millions)	Ended September 30		(Decrease)	Translation
	2012	2011
Net Sales	$1,376.5	$1,398.9	$(22.4)	$(37.4)
Gross Profit	221.4	195.5	25.9	(4.7)
Operating Income	104.1	97.3	6.8	(2.5)
Pretax Income	94.5	86.7	7.8	(2.3)

		Table IV

Stepan Company
Consolidated Balance Sheets
September 30, 2012 and December 31, 2011
(Unaudited – 000’s Omitted)

	2012	2011
	September 30	December 31
ASSETS
Current Assets	$527,136	$479,742
Property, Plant & Equipment, Net	404,737	383,983
Other Assets	36,775	37,393
Total Assets	$968,648	$901,118

LIABILITIES AND EQUITY
Current Liabilities	$243,543	$233,226
Deferred Income Taxes	12,586	8,644
Long-term Debt	156,517	164,967
Other Non-current Liabilities	88,244	88,816
Total Stepan Company Stockholders’ Equity	465,953	401,211
Noncontrolling Interest	1,805	4,254
Total Liabilities and Equity	$968,648	$901,118

Table V

     Stepan Company Two-for-One Stock Split

Questions and Answers for Stepan Stockholders

Background

On October 23, 2012, Stepan Company’s Board of Directors approved a two-for-one stock split of Stepan’s common stock. The stock split was structured in the form of a 100% stock dividend in which each holder of Stepan common stock will receive one additional share of Stepan common stock for each share held. The stock dividend is payable on December 14, 2012, to stockholders of record at the close of business on November 30, 2012.

We understand that our stockholders may have questions related to the stock split announcement. To support their needs, we have compiled frequently asked questions regarding the stock split. If you have further questions, please feel free to contact our transfer agent, Computershare Trust Company, N.A. (Computershare), or our investor relations contact. Contact information for each is listed below:

Stepan’s Transfer Agent:

Computershare Trust Company, N.A.
2 North LaSalle Street
Chicago, IL 60602
1-800-446-2617 (telephone)

Stepan’s Investor Relations:

James E. Hurlbutt
Vice President and Chief Financial Officer
847-446-7500 (telephone)
jhurlbutt@stepan.com (e-mail)

Frequently Asked Questions:

Stepan’s Board of Directors recently approved a two-for-one stock split. How is the stock split going to be structured?

On October 23, 2012, Stepan’s Board of Directors approved a two-for-one stock split of Stepan’s common stock in the form of a 100% stock dividend. The stock dividend is payable on December 14, 2012 (the Payment Date) to stockholders of record at the close of business on November 30, 2012 (the Record Date).

Why did Stepan split the stock?

Among other benefits, a stock split may make the price of Stepan’s common stock more attractive to investors. For some time now, the market has demonstrated confidence in Stepan’s current and future performance resulting in an increase in the price of the stock. By splitting the common stock and reducing the per share price, Stepan is making it possible for more investors to trade in Stepan stock.

What does a stock split mean to a Stepan investor? Does the stock split dilute the value of Stepan shares that a stockholder owns?

A two-for-one stock split means that Stepan stockholders will be issued one additional share of Stepan common stock for each share of Stepan common stock held at the close of business on the Record Date. The post-split shares will be priced at half of the pre-split market value, which means that the stockholder’s total investment value in Stepan remains unchanged. There is no dilution in value as a result of the stock split.

For example, assume a Stepan stockholder owns 100 shares of Stepan common stock (NYSE: SCL) on the Record Date. Assume the market price is $95.00 per share immediately prior to the stock split. Based on these assumptions, the value of the common stock owned is $9,500 (100 shares of common stock at $95.00 per share). Immediately following the stock split, the Stepan stockholder will have 200 shares of common stock and the market price of that common stock immediately following the split will be half of the price immediately before the split, or $47.50 per share. Therefore, the stockholder’s total investment value in Stepan common stock remains the same at $9,500 (200 shares of common stock at $47.50 per share) until the common stock price moves up or down.

What will the effect of the stock split be to a holder of Stepan’s 5.5% convertible preferred stock (the “preferred stock”)?

The preferred stock is currently convertible at the option of the holder at any time into shares of common stock at a conversion rate of 1.14175 shares of common stock for each share of preferred stock (the Current Conversion Rate). In accordance with the terms of the preferred stock, as a result of this stock split, holders of the preferred stock will be entitled to convert their preferred stock to common stock at a conversion rate of 2.2835 shares of common stock for each share of preferred stock (the Split Conversion Rate). Holders of preferred stock will not be issued additional shares of preferred stock in connection with this stock split.

For example, assume a Stepan stockholder owns 100 shares of Stepan preferred stock (NYSE: SCLPR). Prior to the Record Date, an owner of preferred stock may exercise his or her option to convert those 100 shares of preferred stock into 114.175 shares of common stock. After the Record Date, an owner of those 100 shares of preferred stock may exercise his or her option to convert them into 228.35 shares of common stock.

Are there specific key dates related to this stock split of which Stepan stockholders should be aware? If yes, what exactly happens on those dates?

Yes, there are several key dates of which Stepan stockholders should be aware. Those dates include:

  The Record Date – The Record Date for the stock split is the close of business on November 30, 2012. The Record Date is the day that determines which common stockholders are entitled to receive additional shares due to the stock split and which preferred stockholders are entitled to exercise their option to convert their preferred stock into common stock at the Split Conversion Rate.

  The Payment Date – The Payment Date for the stock split is the close of business on December 14, 2012. The Payment Date is the date that our transfer agent provides written notice to stockholders of record indicating the split-adjusted share holdings owned by each stockholder. If a stockholder’s stock is currently held in a brokerage account, the stockholder’s broker will provide a statement.
  The Ex-Split Date – The Ex-Split Date is December 17, 2012. The Ex-Split Date refers to the date when shares of Stepan common stock will trade on the New York Stock Exchange (NYSE) at the new split-adjusted price.

How will the stock split affect the dividend?

As part of the stock split announcement, Stepan also announced today that its Board of Directors had declared a quarterly cash dividend on its common stock of $.32 per share on a pre-split basis, or $0.16 on a post-split basis. The dividend is payable on December 14, 2012, to common stockholders of record on November 30, 2012. The common stock cash dividend of $0.16 per share on a post-split basis will be paid on the shares issued as a result of the stock split. Declaration of common stock dividends and the appropriate amount of any common stock dividend in the future will be determined by the Board of Directors quarterly.

The quarterly dividend on preferred stock is fixed and will remain at $0.34375 per share.

Will common stockholders be mailed new stock certificates for the split shares?

New stock certificates will not be mailed. Instead, if you hold certificates now, the additional shares you receive as a result of the stock split are being distributed through the Direct Registration System (DRS) or book-entry form. This means that you have full ownership of the shares without the responsibility of holding actual certificates. Stockholders of record will be mailed a statement reflecting the newly issued shares. Computershare, as transfer agent, will mail the statements to its account holders. Keep the statement with your existing stock certificates and other important documents as a record of your ownership. In the event a stockholder would like to obtain a stock certificate in paper format, the stockholder should contact Computershare at 1-800-446-2617 for more details. There is no fee charged by Computershare for record holders who request a certificate.

Where will information related to the stockholder’s new split shares be mailed?

If a stockholder currently holds common stock in his or her name, then the stockholder will be notified at the address on file with Computershare, Stepan’s transfer agent. If the stockholder’s Stepan stock is currently held in a brokerage account, the stockholder’s broker will mail the statement to the stockholder.

Should stockholders keep their current stock certificates?

Yes, any existing stock certificates that you have are still valid. KEEP YOUR STOCK CERTIFICATES – DO NOT DESTROY THEM. You may deposit your existing certificates to a DRS (or book-entry) account at Computershare or in a personal brokerage account, or you may continue to physically hold your certificates and be responsible for their safekeeping.

What if my shares are held by a brokerage firm? How will my shares get adjusted for the stock split?

If you hold Stepan common stock in a brokerage account, the additional shares will be assigned directly to your broker for credit to your brokerage account. Your new split adjusted balance will not actually appear in your brokerage account until on or after the Ex-Split Date. Please contact your broker directly for an account statement reflecting the additional shares credited to your account as a result of the split, or with any questions regarding your brokerage account.

What happens if I am a common stockholder on the Record Date but sell my shares before the Ex-Split Date?

If a common stockholder is a holder of record on the Record Date, that stockholder is entitled to receive the additional shares for the stock split. However, if that same stockholder sells his or her common stock prior to the Ex-Split Date, this seller will be transferring entitlement of the additional shares to the buyer.

What happens if I convert my preferred stock?

All holders of preferred stock on the Record Date have the right to receive common stock at the Split Conversion Rate. If a preferred stockholder elects to convert his or her preferred stock prior to the Record Date, he or she is entitled to receive common stock at the Current Conversion Rate and will be deemed to hold that common stock on the Record Date. In addition, a preferred stockholder who exercises his or her conversion right before the Record Date will receive the applicable common stock dividend, and not the preferred stock dividend.

For example, if a preferred stockholder converts 100 shares of preferred stock prior to the Record Date, he or she will receive 114.75 shares of common stock. After the Record Date, he or she will receive an additional 114.75 shares of common stock (or a total of 229.5 shares of common stock). Such a preferred stockholder will also receive a cash dividend of $36.72 (229.5 post-split shares of common stock at $0.16 per share). If such a preferred stockholder does not exercise his or her conversion right, he or she will continue to receive the fixed, per share preferred stock quarterly dividend of $34.375 (100 shares of preferred stock at $0.34375 per share).

Does this stock split affect my voting rights as a Stepan stockholder?

No. The stock split will not impact your stockholder voting rights. Following the stock split, Stepan stockholders will be entitled to vote twice as many shares. However, the stockholder’s proportionate vote will remain the same relative to other stockholders, assuming that the stockholder’s holdings remain unchanged.

Will the shares I receive as a result of the stock split result in taxable income to me?

No. There will be no U.S. taxable income to U.S. residents as a result of the stock split. The tax basis of each share of common stock owned after the stock split will be half of what it was before the stock split. For example, if you owned 100 shares of Stepan common stock before the split with a tax basis of $75.00 per share, after the split you will have 200 shares of Stepan common stock with a tax basis of $37.50 per share. Please consult with your tax advisor regarding the impact this might have on your personal tax situation. For Stepan stockholders outside the U.S., please consult with your local tax advisor on tax impacts as they could vary by jurisdiction.

Who can I contact if I have questions?

See the above listing for our transfer agent, Computershare Trust Company, N.A. (1-800-446-2617), as well as our investor relations contact, James E. Hurlbutt (847-446-7500), if you have questions about the stock split, stockholder records or other stock-related inquiries.

Please be advised that all of the answers above are intended only to provide a general overview of the stock split process. None of the answers should be considered tax, legal or investment advice. You should consult your tax, legal or investment professionals for detailed advice that takes into account your specific circumstances.